                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 9, 1999


                                     0-21864
                            ------------------------
                            (Commission File Number)


                              TELEGEN CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



               CALIFORNIA                                84-067214
    -------------------------------           ---------------------------------
    (State or other jurisdiction of           (IRS Employer Identification No.)
     incorporation or organization)


                         1840 GATEWAY DRIVE, SUITE 200,
                           SAN MATEO, CALIFORNIA 94404
                    (Address of principal executive offices)


                                 (650) 261-9400
             -----------------------------------------------------
              (Registrant's telephone number, including area code)




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ITEM 4.  Changes in Registrant's Certifying Accountant

On March 9, 1999, PricewaterhouseCoopers, LLP ("PwC"), formerly Coopers & Lybrand, LLP, resigned as the Company's independent accountant. PwC audited the financial statements of the Company through the fiscal year ended December 31, 1997.

The reports on the financial statements of the Company for the years ended December 31, 1997 and 1996 did not contain an adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles, except for the report on the financial statements for the year ended December 31, 1997. The report on the financial statements for the fiscal year ended December 31, 1997 detailed negative cash flows from operations and a deficit shareholders' equity, all of which raised substantial doubt about the Company's ability to continue as a going concern. During 1997 and through March 9, 1999 preceding such resignation, there were no disagreements between the Company and PwC regarding any matters of accounting principles or practice, financial statement, disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers, LLP would have caused them to make reference thereto in their report on the financial statements for such years. PwC was not engaged to review any interim period after the first quarter of 1998.

On May 23, 2000, the Company engaged Singer Lewak Greenbaum & Goldstein LLP ("SLGG") as its independent accountant. Prior to such engagement, the Company did not consult SLGG regarding the application of accounting principles to a specific transaction, the type of opinion that might be rendered on the Company's financial statements or any other matter required to be disclosed herein.


Item 7.   Financial Statements and Exhibits

         (c)   Exhibits

         Exhibit No.        Description
         -----------        -----------

         16.1               Letter from PricewaterhouseCoopers, LLP
                            to the Securities and Exchange Commission, dated December 6, 2000.



                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TELEGEN CORPORATION



Dated:   December 6, 2000            By: /s/   JESSICA L. STEVENS
                                     ---------------------------------------
                                     Jessica L. Stevens
                                     Chief Executive Officer